UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 1, 2011

Date of Report

(Date of Earliest Event Reported)

WIZZARD SOFTWARE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

COLORADO	87-0609860
(State or Other Jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5001 Baum Boulevard

Pittsburgh, Pennsylvania 15213

(Address of Principal Executive Offices)

(412) 621-0902

Registrant's Telephone Number

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On March 1, 2011 Wizzard Software Corporation, a Colorado corporation (the “Company”), executed a Securities Purchase Agreement (the “SPA”) with Reach Messaging Holdings, Inc., a Delaware corporation (“Reach”), by which the Company agreed to purchase 30,000,000 units of Reach at a price of $0.005 per unit (the “Offering”).  Each unit consists of one “unregistered” and “restricted” share of Reach’s one mill ($0.001) par value common stock (the “Shares”) and one Penny Warrant to purchase one additional share of Reach’s common stock at an exercise price of $0.01 per share.  The Penny Warrant will be exercisable for three years, and prohibits the Company from exercising the Penny Warrant to the extent that the Company would own more than 9.9% of Reach’s outstanding common stock immediately after such exercise.  Prior to the date of the SPA, the Company did not own any of Reach’s securities.   Immediately after the closing of the Offering on March 1, 2011, the Company owned less than 5% of Reach’s outstanding common stock.  This figure includes the 30,000,000 shares purchased under the SPA, but does not include any of the shares underlying the Penny Warrants.  In addition, the $150,000 investment in Reach constitutes less than 5% of the Company’s total non-cash, non-goodwill assets.

Reach provides the Company with its own App Ad network so that the Company can promote its apps within its own apps, and the Company believes that an investment in Reach will be beneficial in the development of the Company’s app sales business.   Reach’s common stock is quoted on the OTC Bulletin Board.

Copies of the Securities Purchase Agreement and Penny Warrant are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference. The foregoing descriptions of the forms of Securities Purchase Agreement and Penny Warrant do not purport to be complete and are qualified in their entirety by reference to the exhibits hereto which are incorporated by reference.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.

Description

10.1

Securities Purchase

Agreement

10.2

Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIZZARD SOFTWARE CORPORATION,

a Colorado corporation

Dated:  3/4//2011

By /s/ Christopher J. Spencer

Christopher J. Spencer, President